                                  EXHIBIT 22.1

                           SUBSIDIARIES OF THE COMPANY

             LANDMARK SYSTEMS BENELUX BV

             LANDMARK SYSTEMS FRANCE SARL

             LANDMARK SYSTEMS GMBH

             LANDMARK SYSTEMS HONG KONG

             LANDMARK SYSTEMS NORDIC AB

             LANDMARK SYSTEMS PACIFIC PTY LTD

             LANDMARK SYSTEMS UK LTD

             LANDMARK SYSTEMS SINGAPORE PTE LTD

             LANDMARK SYSTEMS INTERNATIONAL, INC.

             LANDMARK TECHNOLOGY HOLDINGS CORPORATION



                                      -53-